Exhibit 99.1

Schlumberger Announces Agreement to Acquire Cameron

●	Offers new growth opportunities by creating the industry’s first complete drilling and production systems
●	Integrates complementary downhole and surface offerings through software optimization and automation
●	Total transaction value of $14.8 billion as of August 25, 2015
●	Cameron shareholders to receive 0.716 Schlumberger shares and $14.44 in cash for each share of Cameron
●	Transaction expected to be accretive to Schlumberger earnings per share in first year after closing
●	Combined company expects $300 million and $600 million in synergies in first and second years

HOUSTON, August 26, 2015 — Schlumberger Limited (NYSE: SLB) and Cameron (NYSE: CAM) today jointly announced a definitive merger agreement in which the companies will combine in a stock and cash transaction. The agreement was unanimously approved by the boards of directors of both companies.

Under the terms of the agreement, Cameron shareholders will receive 0.716 shares of Schlumberger common stock and a cash payment of $14.44 in exchange for each Cameron share.

Based on the closing stock prices of both companies on August 25, 2015, the agreement places a value of $66.36 per Cameron share, representing a 37.0% premium to Cameron’s 20-day volume weighted average price of $48.45 per share, and a 56.3% premium to Cameron’s most recent closing stock price of $42.47 per share. Upon closing, Cameron shareholders will own approximately 10% of Schlumberger’s outstanding shares of common stock.

Schlumberger expects to realize pretax synergies of approximately $300 million and $600 million in the first and second year, respectively. Initially, the synergies are primarily related to reducing operating costs, streamlining supply chains, and improving manufacturing processes, with a growing component of revenue synergies in the second year and beyond. Schlumberger also expects the combination to be accretive to earnings per share by the end of the first year after closing.

The transaction combines two complementary technology portfolios into a “pore-to-pipeline” products and services offering to the global oil and gas industry. On a pro forma basis, the combined company had 2014 revenues of $59 billion.

Paal Kibsgaard, Chairman and Chief Executive Officer of Schlumberger remarked, “This agreement with Cameron opens new and broader opportunities for Schlumberger. At our investor conference in June 2014, we highlighted how the E&P industry must transform to deliver increased performance at a time of range-bound commodity prices. With oil prices now at lower levels, oilfield services companies that deliver innovative technology and greater integration while improving efficiency, which our customers increasingly demand, will outperform the market.

“We believe that the next industry technical breakthrough will be achieved through integration of Schlumberger’s reservoir and well technologies with Cameron’s leadership in surface, drilling, processing and flow control technologies. Deep reservoir knowledge further enabled by instrumentation, software and automation, will launch a new era of complete drilling and production system performance.

“In addition, we will achieve significant efficiency gains through lowering operating costs, streamlining supply chains, and improving manufacturing processes while leveraging the Schlumberger transformation platform. We look forward to welcoming the talented employees of Cameron and are pleased that they will be joining the Schlumberger team as our fourth product group.”

Jack Moore, Chairman and Chief Executive Officer of Cameron, added, “This exciting transaction builds on our successful partnership with Schlumberger on OneSubsea and will position Cameron for its next phase of growth. For our shareholders, this combination provides significant value, while also enabling them to own a meaningful share of Schlumberger. Together, we will create a premier oilfield equipment and service company with an integrated and expanded platform to drive accelerated growth.

“By bringing together Cameron and Schlumberger, we will be uniting two great companies with successful track records, performance and value creation.  We look forward to working closely with Schlumberger to achieve a seamless post-closing integration and long term value for all of our stakeholders.”
The transaction is subject to Cameron shareholders’ approval, regulatory approvals and other customary closing conditions. It is anticipated that the closing of the transaction will occur in the first quarter of 2016.

Goldman, Sachs & Co. is acting as financial advisor, and Baker Botts LLP and Gibson Dunn & Crutcher LLP are serving as legal counsel, to Schlumberger. Credit Suisse is acting as financial advisor and Cravath, Swaine & Moore LLP is serving as legal counsel to Cameron.

Conference Call
A conference call to discuss the above announcement will be held on August 26, 2015 at 8:30am (US Eastern Time), 7:30am (US Central Time), 1:30pm (London time), 2:30pm (Paris time). To access the call, which is open to the public, please contact the conference call operator at +1-800-398-9386 within North America, or +1-612-234-9960 outside of North America, approximately 10 minutes prior to the call’s scheduled start time. Ask for the “Schlumberger Conference Call.” At the conclusion of the conference call, an audio replay will be available through September 25, 2015 by dialing +1-800-475-6701 within North America, or +1-320-365-3844 outside of North America, and providing the access code 367663.

Following the conference call, a transaction slide presentation will be posted on both the Schlumberger and Cameron websites at www.slb.com and www.c-a-m.com.

The conference call will be webcast simultaneously at www.slb.com/irwebcast on a listen-only basis. Please log in 15 minutes ahead of time to test your browser and register for the call. A replay of the webcast will also be available at the same web site.

About Schlumberger
Schlumberger is the world’s leading supplier of technology, integrated project management and information solutions to customers working in the oil and gas industry worldwide. Employing approximately 108,000 people representing over 140 nationalities and working in approximately 85 countries, Schlumberger provides the industry’s widest range of products and services from exploration through production.

Schlumberger Limited has principal offices in Paris, Houston, London and The Hague, and reported revenues of $48.58 billion in 2014. For more information, visit www.slb.com.

About Cameron
Cameron is a leading provider of flow equipment products, systems and services to worldwide oil and gas industries.  The company employs over 24,000 full-time personnel and operates in more than 300 locations around the world.

Forward-Looking Statements
This presentation includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections, expected timetable for completing the proposed transaction, benefits and synergies of the proposed transaction, future opportunities for the combined company and products, future financial performance and any other statements regarding Schlumberger’s and Cameron’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not statements of historical fact, are forward-looking statements within the meaning of the federal securities laws. Schlumberger can give no assurance that such expectations will prove to have been correct. These statements are subject to, among other things, satisfaction of the closing conditions to the merger, the risk that the contemplated merger does not occur, negative effects from the pendency of the merger, the ability to successfully integrate the merged businesses and to realize expected synergies, failure to obtain the required votes of Cameron’s stockholders, the timing to consummate the proposed transaction, the ability to successfully integrate the merged businesses and other risk factors that are discussed in Schlumberger’s and Cameron’s most recent 10-Ks as well as each company’s other filings with the SEC available at the SEC’s Internet site (http://www.sec.gov). Actual results may differ materially from those expected, estimated or projected. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any of them in light of new information, future events or otherwise.

Additional Information
This presentation does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, THE REGISTRATION STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC REGARDING THE TRANSACTION CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These documents (when they become available) will contain important information about the proposed transaction that should be read carefully before any decision is made with respect to the proposed transaction. These materials will be made available to stockholders of Cameron at no expense to them.  Investors will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Schlumberger and/or Cameron through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Schlumberger will be available free of charge on Schlumberger’s internet website at http://www.slb.com. Copies of the documents filed with the SEC by Cameron will be available free of charge on Cameron’s internet website at http://www.c-a-m.com. You may also read and copy any reports, statements and other information filed by Cameron or Schlumberger with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

Participants in Solicitation
Cameron, Schlumberger, their respective directors and certain of their respective executive officers may be considered, under SEC rules, participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Schlumberger is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on January 29, 2015, and its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on February 19, 2015. Information about the directors and executive officers of Cameron is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 20, 2015, and its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on March 27, 2015. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the transaction, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

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For more information, contact

Investors
Simon Farrant – Schlumberger Limited, Vice President of Investor Relations
Joy V. Domingo – Schlumberger Limited, Manager of Investor Relations
Office +1 (713) 375-3535

investor-relations@slb.com

Scott Lamb – Cameron, Vice President of Investor Relations
Office +1 (713) 513-3344
scott.lamb@c-a-m.com

Media
Joao Felix – Schlumberger Limited, Director of Corporate Communication
Office + 1 (713) 375-3494
corporatecomms@slb.com